EXHIBIT 10.27

                   SECOND CONVERTIBLE NOTE ACQUISITION AGREEMENT

Section 1.  Parties

1.1 This  Agreement is made and entered into the 26th day of September 2000 (the
"Effective  Date"),  by  and  between  Cuidao  Holding   Corp.(hereinafter   the
"Seller"), and WM Properties of South Florida, Inc.( hereinafter the "Buyer").

Section 2.  Definition and Accounting Terms

2.1.    Definitions.  As used in this Agreement:

          (a)  "Act" means the Securities Act of 1933, as amended.

          (b) "Affiliate" means any Person (i) that directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary; or (ii) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower or any Subsidiary; or (iii) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary.

          (c)  "Agreement"  means  this  Second   Convertible  Note  Acquisition
               Agreement, as amended, supplemented or modified from time to time.

          (d) "Buyer" means WM Properties of South Florida, Inc., a corporation formed under the laws of the State of Florida..

          (e) "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required to close under the laws of the State of New York.

          (f) "Capital Lease" means all leases that have been or should be capitalized on the books of the lessee in accordance with GAAP.

          (g) "Closing Date" means September 26, 2000, or such other date as the Buyer and Seller may agree in writing to be the Closing Date.

          (h)  "Code"  means the US Internal  Revenue  Code of 1986,  as amended
               from   time  to  time,   and  the   regulations   and   published
               interpretations thereof.

          (i) "Collateral" means 2951 / 2953 Simms Street, Hollywood, Florida 33020 that is subject to the Lien granted by the Mortgage and Security Agreement and such other collateral as defined in such agreement;

          (j) "Common Stock" means the Seller's common stock, US$.0001 par value.

          (k) "Commonly Controlled Entity" means an entity, whether or not incorporated, that is under common control with the Seller, within the meaning of Section 414(b) or 414(c) of the Code.

          (l) "Control" (whether or not capitalized) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          (m) "Convertible Note Acquisition Documents" means this Agreement, the Mortgage Note, and Mortgage and Security Agreement.

          (n)  "Debt" means (i)  indebtedness  or liability for borrowed  money;
               (ii) obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations for the deferred purchase price of property or services (including trade obligations); (iv) obligations under Capital Leases; (v) obligations under letters of credit; (vi) obligations under acceptance facilities; (vii) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (viii) all obligations secured by any Liens, whether or not the obligations have been assumed.

          (o) "Default" means any of the events specified in paragraph 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

          (p) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

          (q) "Event of Default" means any of the events specified in Section 9.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (s)  "GAAP" means generally accepted accounting principles in the U.S.

          (t) "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement, charge or similar notice under the law of any jurisdiction to evidence any of the foregoing.

          (u) "Mortgage Note" shall be Convertible Mortgage Note substantially in the form of Exhibit A to be delivered to the Buyer under the terms of this Agreement and more fully described in paragraph 3.3 of this Agreement.

          (v) "Mortgage and Security Agreement" means a conditional Mortgage and Security Agreement in substantially the form of Exhibit B to be delivered by the Seller under the terms of this Agreement.

          (w)  "Multi-employer   Plan"  means  a  Plan   described   in  Section
               4001(a)(3) of ERISA.

          (x) "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          (y) "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

          (z) "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Seller or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

          (aa) "Prohibited  Transaction"  means  any  transaction  set  forth in
               Section 406 of ERISA or Section 4975 of the Code.

          (bb) "Release" means a Release and Satisfaction of the Mortgage and Security Agreement in substantially the form of Exhibit C to be delivered by the Buyer to Mintmire & Associates to hold in escrow under the terms of this Agreement.

          (cc) "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

          (dd) "SEC" means the Securities and Exchange Commission of the United States of America.

          (ee) "Seller" means Cuidao Holding Corp., a corporation formed under the laws of the State of Florida.

          (ff) "Subsidiary" means a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of that corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Seller.

2.2. Singular and Plural Terms. As used in this Agreement, terms defined in the singular have the same meaning when used in the plural, and terms defined in the plural have the same meaning when used in the singular.

2.3. Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP. All financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

Section 3.  Amount and Terms of the Convertible Note Acquisition Agreement

3.1. Convertible Note Acquisition. The Buyer agrees on the terms and conditions set forth in this Agreement to acquire, in exchange for $345,493.21 in cash (the "Purchase Price"), a convertible note in the principal amount of $495,000 convertible into a total of 198,000 shares of the Company's Restricted Common Stock which shall be held in escrow by Mintmire & Associates and disbursed in accordance with this Agreement (the "Escrowed Shares"). The Purchase Price shall be used solely to pay off the Company's First Mortgage payable to Sandra Cooper, by assignment from Em- Star Mortgage Co, recorded on 2951 Simms Street real estate located in Hollywood, Florida, and recorded February 4, 1999, in Official Record Book 29206, at Page 1362, of the Public Records of Broward County, Florida with the First Mortgage payable to Em-Star Mortgage Co. recorded in Official Record Book 29206, at Page 1355 (the "Property"). The Purchase Price shall be due and payable by the Buyer to the Seller on or before October 31, 2000, unless such date is extended by the written mutual agreement of the parties hereto (the "Payment Delivery Date").

3.2. Price Guarantee. The Seller agrees that for a period of twenty one (21) months from the Payment Delivery Date, to guarantee to the Buyer that its Common Stock shall not fall below a closing bid price of $2.50 per share such that when certain incremental allocations of such shares are sold by Buyer pursuant to Rule 144 promulgated under the Act ("Rule 144") or such allocations are calculated as provided herein that in the aggregate the value of the shares into which the Mortgage Note is convertible shall have a value of $495,000 (the "Price Guarantee"). To secure such Price Guarantee, Seller grants to Buyer a mortgage upon the Property convertible into shares, which mortgage shall be evidenced by the Mortgage Note and secured by the Mortgage and Security Agreement, both of which are more fully defined herein (collectively the "Price Guarantee Collateral").

3.3 Mortgage Note. The Seller's Price Guarantee shall be evidenced by its Mortgage Note in substantially the form of Exhibit A attached to this Agreement in the principal amount of $495,000. The Mortgage Note shall be delivered on the Closing Date and held in escrow by Mintmire & Associates in accordance with the escrow provisions set out in subparagraph 3.6. The Mortgage Note shall be dated as of the Payment Delivery Date shall be due and payable twenty four (24) months from such date. Commencing on the first anniversary of the Payment Delivery Date and continuing for the next eight (8) successive months, Buyer shall be required each such month to convert a portion of the Mortgage Note into shares of the Seller's Common Stock, the mandatory conversion dates and number of shares to be issued on each mandatory conversion date are set forth in Schedule I attached hereto (the "Monthly Allocation"). Commencing on the Payment Delivery Date and continuing on the last day of each of the next eight (8) successive months, the principal amount of the Mortgage Note shall be reduced by the greater of (i) the actual gross proceeds received by Buyer for sale of the Monthly Allocation and any previously issued Monthly Allocation shares not sold during the applicable month during the applicable month made in accordance with Rule 144, or (ii) the average of the closing price for the Seller's Common Stock from the 1st day of the applicable month to the next to last day of the applicable month as quoted on the OTC BB times the Monthly Allocation (the greater of subsection (i) or (ii) hereinafter referred to as the "Incremental Mortgage Reduction Amount"). In the event that Incremental Mortgage Reduction Amount is less than the Monthly
Allocation times $2.50 per share during the applicable month (the "Target Reduction Amount"), the difference between the Target Reduction Amount and the Incremental Mortgage Reduction Amount realized shall bear interest at the rate of 11.11% per annum until paid. To assist Seller in making this calculation, Buyer agrees to provide evidence of all sales made in the applicable month to Seller by the tenth (10th) day of the succeeding month. Each successive Incremental Mortgage Reduction Amount shall be applied first to accrued but unpaid interest and thereafter as a reduction to principal. At the end of the term of the Mortgage Note, all unpaid principal and accrued interest not otherwise paid by the incremental reductions to principal shall be due and payable. In the event that incremental reductions pay off the entire Mortgage Note and any accrued but unpaid interest prior to the end of the term, any Monthly Allocation shares not previous issued to Buyer shall be immediately issued, the Mortgage Note shall be canceled and any unsold shares delivered to or held by Buyer, if any, may be retained or sold by the Buyer pursuant to Rule 144 as he so elects. If at any time during the term of the Mortgage Note the aggregate of all of the Incremental Mortgage Reduction Amounts is equal to or above $495,000, or at the end of the term at such time as Seller pays all unpaid principal and accrued but unpaid interest, the entire Mortgage Note and Mortgage and Security Agreement shall be released and satisfied and Buyer (1) authorizes Mintmire & Associates to provide the Seller with the Release executed simultaneously with this Agreement and being held in escrow by them; (2) authorizes the Seller to record the Release; and (3) agrees to cancel and return the original Mortgage Note to the Seller. Interest, if any, shall be calculated on the basis of a year of 360 days. Any unpaid principal or accrued but unpaid interest due at the end of the term shall be payable at the Lender's Principal Office.

3.4. Mortgage and Security Agreement. The Mortgage Note, together with all of the Seller's other obligations under this Agreement, shall be secured by a Mortgage and Security Agreement in substantially the form of Exhibit B hereto executed by the Seller. The Mortgage and Security Agreement shall be delivered on the Closing Date and held in escrow by Mintmire & Associates in accordance with the escrow provisions set out in subparagraph 3.6.

3.5 Release. Contemporaneously with the execution of this Agreement, the Buyer shall execute a Release in substantially the form of Exhibit C. The Release shall be delivered on the Closing Date and held in escrow by Mintmire & Associates in accordance with the escrow provisions set out in subparagraph 3.6.

3.6      Escrowed Documents, Escrowed Shares and Cancellation.

     (a) Escrowed Documents. On the Closing Date, the Mortgage Note, Mortgage and Security Agreement and Release shall be held in escrow by Mintmire & Associates.

          (i) In the event the Purchase Price is paid on or before the Payment Delivery Date, Buyer shall provide Mintmire & Associates written confirmation within three (3) business days that the Purchase Price has been paid. In such event, Mintmire & Associates is authorized by the Buyer and the Seller to insert the Payment Delivery Date in the Mortgage Note, the Mortgage and

               Security Agreement and the Release and to deliver the Mortgage Note and Mortgage and Security Agreement to the Buyer for recordation. Mintmire & Associates shall hold the Release in escrow until the full and complete satisfaction of Seller's obligation to the Buyer in accordance with the terms and conditions herein

          (ii) 1In the event the Purchase Price is not paid on or before the Payment Delivery Date, Seller shall provide Mintmire & Associates written confirmation that the Purchase Price has not been paid, in which event Mintmire & Associates is authorized to cancel the Mortgage Note and Mortgage and Security Agreement and Release and return the cancelled originals to Seller.

     (b) Escrowed Shares. On the Closing Date, Seller shall deliver one (1) certificate in the aggregate amount of the Monthly Allocations to be held in escrow pending payment or failure to pay the Purchase Price.

          (i) In the event the Buyer has confirmed that the Purchase Price has been paid by the Payment Delivery Date, Mintmire & Associates is authorized to return the certificate to the transfer agent for re-issuance as nine (9) certificates in the amounts of the Monthly Allocations, each of which shall be delivered to Buyer no later than five (5) days after the first day of the applicable month for such allocation. Seller and Buyer authorize Mintmire & Associates to release such shares to Buyer as required herein without any further action on their part.

          (ii) In the event the Seller has confirmed that the Purchase Price has not been paid by the Payment Delivery Date, Mintmire & Associates is authorized to return the certificate to the transfer agent for cancellation.

     (c) Cancellation. In the event the Seller has confirmed to Mintmire & Associates that the Purchase Price has not been paid by the Payment Delivery Date, this Agreement shall become null and void and all obligations shall cease as to each of the parties hereto.

3.7 Registration Under the Act. The Mortgage Note and any conversion shares into which it may be converted issued pursuant to this Agreement have not been registered under the Act. Unless and until registered under the Act, the Mortgage Note and any shares shall bear the following legend:

This Notes or any shares issued upon conversion have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law and may not be sold, transferred or otherwise disposed of unless registered under the Act and any applicable state act or unless the Company receives an opinion of counsel satisfactory to it that the Note or any shares issued upon conversion may be transferred without registration under the Act or qualify for an exemption.

The Mortgage Note and any shares issued upon conversion shall be subject to Rule 144 and shall be restricted (the "Restricted Securities").

3.7      Piggyback Registration.

     (a) At any time that the Seller proposes to file a registration statement on Form S-1 or other applicable form under the Act (the "Registrations Statement"), either for its own account or for the account of a stockholder or stockholders, the Seller shall give the Buyer or other holder (the "Holder") written notice of its intention to do so and of the intended method of sale (the "Registration Notice") within a reasonable time prior to the anticipated filing date of the Seller's Registration Statement effecting such Seller registration. Holder may request inclusion of any Restricted Securities in such Registration Statement by delivering to the Seller, within ten (10) Business Days after receipt of the Registration Notice, a written notice (the "Piggyback Notice") stating the number of Restricted Securities proposed to be included and that such shares are to be included in any underwriting only on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such Seller Registration Statement. The Seller shall use its best efforts to cause all Restricted Securities specified in the Piggyback Notice to be included in the Seller Registration Statement and any related offering, all to the extent requisite to permit the sale by the Holder of its Restricted Securities in accordance with the method of sale applicable to the other shares of Common Stock included in such Seller Registration Statement; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Seller Registration Statement filed in connection with such registration, the Seller shall determine for any reason not to register or to delay registration of Holder's Restricted Securities, the Company may, at its election, give written notice of such determination to Holder and, thereupon:

          (i) in the ease of a determination not to register, shall be relieved of its obligation to register Holder's Restricted Securities in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith), and

          (ii) in the case of a delay in registering, shall be permitted to delay registering Holder's Restricted Securities for the same period as the delay in registering such other securities.

     (b) The Seller's obligation to include Restricted Securities in a Seller's Registration Statement pursuant to Section 7(a) shall be subject to the following limitations:

          (i) The Seller may elect, at its sole option and for any reason, not to register Holder's Restricted Shares, provided however, that this right is limited to one (1) time and relative to one (1) particular Seller Registration Statement.

          (ii) The Seller shall not be obligated to include any Restricted Securities in a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act.

          (iii)If a Seller Registration Statement involves an underwritten offering and the managing underwriter advises the Seller in writing that in its opinion, the number of securities requested to be included in such Seller Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Seller shall include in such Seller Registration Statement the number of such securities which the Seller is so advised can be sold in such offering without adversely affecting the offering, determined as follows:

               (A) first, the securities proposed by the Seller to be sold for it own account, and

               (B) second, any Restricted Securities requested to be included in such registration and any other securities of the Seller in accordance with the priorities, if and then existing among the holders of such securities pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders.

          (iv) The  Seller  shall  not  be   obligated  to  include   Restricted
               Securities in more than one (1) Seller Registration Statement.

     (c) To the extent Holder's Restricted Securities are intended to be included in a Seller Registration Statement, Holder may include any of its Restricted Securities in such Seller Registration Statement pursuant to this Agreement only if Holder furnishes to the Seller in writing, within ten (10) business days after receipt of a written request therefore, such information specified in Item 507 of Regulation S-K under the Act or such other information as the Seller may reasonably request for use in connection with the Seller Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to the NASD. Holder as to which the Seller Registration Statement is being effected agrees to furnish promptly to the Seller all information required to be disclosed in order to make all information previously furnished to the Seller by Holder not materially misleading.

Section 4.  Conditions Precedent.

4.1. Conditions Precedent. The obligation of the Buyer to pay the Purchase Price on or before the Payment Delivery Date to the Seller and thereby acquire the Mortgage Note convertible into 198,000 Restricted Common Stock shares from the Seller is subject to the delivery of the following on the Closing Date:

     (a) Mortgage Note. A Mortgage Note for the principal amount of $495,000 duly executed by the Seller and delivered to escrow;

     (b) Mortgage and Security Agreement. A Mortgage and Security Agreement duly executed by the Seller and delivered to escrow; together with an undertaking by the Seller to (i) file within the time proscribed by law for perfecting the Buyer's security interest in the Collateral, and deliver to the Buyer acknowledgment copies of the Financing Statements (UCC- 1) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Buyer, desirable to perfect the security interest created by the Security Agreement, and (ii) certified copies of Request for Copies or Information (Form UCC-11) identifying all of the financing statements on file with respect to the Seller in all jurisdictions referred to under (i), including the Financing Statement filed by the Buyer against the Seller's, indicating that no party claims an interest in any of the Collateral except as set forth on Schedule II;

     (c)  Release. A Release executed by the Buyer and delivered to escrow;

     (d) Evidence of all corporate action by the Seller. Certified (as of the Closing Date) copies of all corporate action taken by the Seller, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of this Agreement and each other document to be delivered pursuant to this Agreement;

     (e) Incumbency and signature certificate of the Seller's. A certificate (dated as of the Closing Date) of the Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign this Agreement and any other documents to be delivered by the Seller under this Agreement;

Section 5.  Representations and Warranties.

5.1. Seller's Representations and Warranties. The Seller represents and warrants to the Lenders that:

     (a) Incorporation, Good Standing, and Due Qualification. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged and proposes to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required. The Seller has no Subsidiaries other than Cuidao (USA) Imports Co., Inc. and R&R (Bordeaux) Imports, Inc.

     (b) Corporate Power and Authority. The execution, delivery and performance by the Seller of this Agreement and the documents delivered herewith have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of such corporation; (ii) contravene such corporation's charter or bylaws; (iii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such corporation; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such corporation is a party or by which it or its properties may be bound or affected; and (v) cause such corporation to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or any such indenture, agreement, lease or instrument.

     (c) Legally Enforceable Agreement. This Agreement is, and each of the other documents provided herewith when delivered under this Agreement will be, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     (d) Seller's Financial Statements. The balance sheet of the Seller as at December 31, 1999 and 1998, and, and the related statements of income, retained earnings and cash flows of the Seller for the fiscal years then ended, and the accompanying footnotes, together with the opinion thereon of Baum & Company, P.A., independent certified public accountants, and the interim unaudited consolidated balance sheet of the Seller as of June 30, 2000, and the related statements of income, retained earnings and cash flows of the Seller for the three (3) month period then ended, copies of which have been included by the Seller in its reports filed with the SEC on Forms 10-K and 10-Q, respectively, are complete and correct and fairly present the financial condition of the Seller as at such dates and the results of the operations of the Seller for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements), and since June 30, 2000, there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Seller or any Subsidiary. There are no liabilities of the Seller or any Subsidiary, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since June 30, 2000 and the Mortgage Note payable to Buyer and Mortgage and Security Agreement granted to the Buyer pursuant to the Convertible Note Acquisition Agreement dated August 31, 2000 the proceeds of which were used to pay off the existing second mortgage on the Property (the "First Convertible Note").

     (e) Full Disclosure. No information, exhibit or report furnished by the Seller, to the Buyer in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

     (f) Labor Disputes and Acts of God. Neither the business nor the properties of the Seller or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business properties or the operation of the Seller or such Subsidiary.

     (g) Other Agreements. Except as set forth in any filing with the SEC or if not contained therein or on Schedule III herein, the Seller is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse affect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Seller to carry out its obligations under this Agreement. The Seller is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party which is not disclosed herein or in the filing with the SEC. The Buyer specifically exempts the First Convertible Note from the provisions of this paragraph.

     (h) Litigation. There is no pending or threatened action or proceeding against or affecting the Seller before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Seller or the ability of the Seller to perform its obligations under this Agreement which has not been disclosed herein or in the Seller's filings with the SEC.

     (i) Ownership and Liens. The Seller has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in paragraph 5.1(d) of this Agreement (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Seller and none of its leasehold interests is subject to any Lien, except such as may be permitted pursuant to paragraph 7.1(a) of this Agreement and except as disclosed herein or in the Seller's filings with the SEC. The Buyer specifically exempts the First Convertible Note from the provisions of this paragraph.


     (j) ERISA. The Seller is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Seller nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Seller and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Seller nor the Parent nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

     (k) Operation of Business. The Seller possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Seller is not in violation of any valid rights of others with respect to any of the foregoing except as described herein or as disclosed in the Seller's filings with the SEC.

     (l) Taxes. The Seller has filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including any interest and penalties.

     (m) Registration and Listing of Common Stock. The Seller is a reporting company, and has continuously been a reporting company for more than the 18 calendar months preceding the Closing Date, and the Common Stock is registered under the Exchange Act and quoted on the OTC Bulletin Board. The Seller has filed all reports and other documents required of it by the Exchange Act, the rules and regulations of the SEC, and the rules and regulations of the OTC Bulletin Board.

     (n) Rule 506 Offerings. The Seller offered the securities issuable under this Agreement under Regulation D, Rule 506.

     (o) U.S. Transaction. The negotiations for and the issuance of the securities issuable under this Agreement have been made in a U.S. transaction under Regulation D, Rule 506.

     (p) No Directed Selling Efforts. The Seller has not engaged in any directed selling efforts with respect to this Agreement or the securities issuable under this Agreement.

     (q) Exemption of the Issuance of the Securities from Registration. The Seller's issuance of the securities issuable under this Agreement are exempt from the registration requirements of Section 5 of the Securities Act pursuant to the provisions of Rule 506 of Regulation D.

5.2. Buyer's Representations and Warranties. The Buyer represents and warrants to the Seller that:

     (a) Incorporation, Good Standing, and Due Qualification. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged and proposes to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required. The Buyer has no Subsidiaries other than
          ----------------------------.


     (b) Corporate Power and Authority. The execution, delivery and performance by the Buyer of this Agreement and the documents delivered herewith have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of such corporation; (ii) contravene such corporation's charter or bylaws; (iii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such corporation; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such corporation is a party or by which it or its properties may be bound or affected; and (v) cause such corporation to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or any such indenture, agreement, lease or instrument.


     (c) Legally Enforceable Agreement. This Agreement is, and each of the documents provided herewith when delivered under this Agreement will be, legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     (d) Accredited Investor. The Buyer is an accredited investor as that term is defined in Rule 501(a)(3) of Regulation D of the SEC.

          (i) Buyer is a U.S. Person not formed for the purpose of this investment.

     (e) The Buyer has complied with all of the conditions required of it in connection with the transactions contemplated by this Agreement.

     (f) Buyer is acquiring the securities issuable hereby as an investment and not with a view to resell except in accordance with Rule 144 of the Act.

Section 6.  Affirmative Covenants.

6.1. Financial and Operational. So long as any part of the Mortgage Note shall remain outstanding, the Seller will:

     (a) Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

     (b) Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all material financial transactions of the Seller.

     (c) Maintenance of Properties. Maintain, keep and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     (d) Conduct of Business. Continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

     (e) Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from its coverage.

     (f) Compliance With Laws. Comply with all applicable laws, codes, regulations, rules, ordinances and orders, including without limitation paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property.

     (g) Right of Inspection. At any reasonable time and from time to time, permit the Buyer or any of its representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Seller, and to discuss its affairs, finances and accounts with any of its officers, directors and independent accountants.

     (h)  Reporting Requirements. Furnish to the Buyer:

          (i) Quarterly Financial Statements. The Seller's reports on Form 10-Q or 10- QSB contemporaneously with their filing with the SEC.

          (ii) Annual Financial Statements. The Seller's annual reports on Form 10-K or 10-KSB contemporaneously with their filing with the SEC.

          (iii)Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Seller or any Subsidiary by independent accountants in connection with their examination of the financial statements of the Seller.

          (iv) Certificate of No Default. Within twenty-five (25) days of any written request of the Buyer provide to the Buyer a certificate of the Seller's chief financial officer certifying that to the best of his or her knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that is proposed to be taken with respect thereto.

          (v) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality (domestic or foreign) or arbitrator, affecting the Seller, which, if determined adversely to the Seller, could have a material adverse affect on the financial condition, properties or operations of the Seller.

          (vi) Notice of Defaults and Events of Default. As soon as possible and in any event within ten (30) days after the occurrence of each material Default or material Event of Default, a written notice setting forth the details of such Default or Event of Default and the action that is proposed to be taken by the Seller with respect thereto.

          (vii)ERISA reports. As soon as possible, and in any event within thirty (30) days after the Seller knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Seller or any Commonly Controlled Entity, and promptly but in any event within two (2) Business Days of receipt by the Seller or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to the Seller or any Commonly Controlled Entity, the Seller will deliver to the Buyer a certificate of the chief financial officer of the Seller setting forth all relevant details and the action which the Seller proposes to take with respect thereto.

          (viii) Other  Regulatory  Reports  and  Filings.  Promptly  after  the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Seller or any Subsidiary sends to its shareholders, and copies of all regular, periodic and special reports, and all registration statements that the Seller files with the securities regulatory authorities of any country, province or state, or with any securities exchange.

          (ix) General  Information.   Such  other  information  respecting  the
               condition or operations, financial or otherwise, of the Seller as the Buyer may from time to time reasonably request.

          (x) Environment, Health and Safety. Be and remain in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Buyer immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Buyer immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws;

               promptly pay any fine or penalty assessed in connection therewith; permit the Buyer to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Buyer's request, and at the Seller's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Buyer, and such other and further assurances reasonably satisfactory to the Buyer that the condition has been corrected.

Section 7.  Negative Covenants.

7.1.     So long as any of the Mortgage Note remains unpaid the Seller will not:

          (a) Liens. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

               (i)  Previous and future liens in favor of the Buyer;

               (ii) Easements,  rights-of-way,  restrictions,  and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Seller or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

          (b) Debt. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Debt, except:

               (i) Debt of the Seller under this Agreement or the Mortgage Note or the First Convertible Note;

               (ii) Debt described in Schedule III but no voluntary prepayments, renewals, extensions, refinancing, or increases in the amounts thereof;

               (iii)Debt of the Seller subordinated on terms satisfactory to the
                    Buyer to the Seller's obligation under this Agreement and the Mortgage Note;


          (c) Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables, and leasehold interests), except: (1) inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (3) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Seller.

          (d) Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Seller's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Seller or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

Section 8.  Events of Default

8.1.     Events of Default. If any of the following events shall occur:

     (a) The Seller should fail to pay the principal of or interest on the Mortgage Note as and when due and payable, or any amount of any other fee by or within ninety (90) days after the date that it is due and payable;

     (b) Any representation or warranty made or deemed made by the Seller in this Agreement or any other document provided hereunder, or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any document provided hereunder, shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

     (c) The Seller or any Subsidiary shall (i) fail to pay any indebtedness for borrowed money (other than the Mortgage Note) of the Seller or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (ii) fail to perform or observe any material term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

     (d) The Mortgage and Security Agreement shall at any time after its execution and delivery and for any reason cease (a) to create a valid and perfected security interest in and to the property purported to be subject to such Mortgage and Security Agreement, and in the priority disclosed on Schedule II or III to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Seller, or the Seller shall deny it has any further liability or obligation under the Mortgage Note and/or the Mortgage and Security Agreement, or the Seller shall fail to perform any of its material obligations under the Mortgage Note an/or the Mortgage and Security Agreement;

     (e) Any of the following events shall occur or exist with respect to the Seller or any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multi-employer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Seller to any tax, penalty, or other liability which in the aggregate may exceed Ten Thousand Dollars ($10,000); or

     (f) If the Buyer receives its first notice of a hazardous discharge or an environmental complaint regarding the Seller or a Subsidiary from a source other than the Seller, and the Buyer does not receive notice (which may be given in oral form, provided same is followed with all due dispatch by written notice given by Certified Mail, Return Receipt Requested) of such hazardous discharge or environmental complaint from the Seller within twenty-four (24) hours of the time the Buyer first receives said notice from a source other than the Seller; or if any federal, state, or local agency asserts or creates a Lien upon any or all of the assets, equipment, property, leaseholds, or other facilities of the Seller or a Subsidiary by reason of the occurrence of a hazardous discharge or an environmental complaint; or if any federal, state, or local agency asserts a claim against the Seller, a Subsidiary, or its respective assets, equipment, property, leaseholds, or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental complaint; provided, however, that such claim shall not constitute a default if, within fifteen (15) Business Days of the occurrence giving rise to the claim, (i) the Seller can prove to the Buyer's satisfaction that the Seller has commenced and is diligently pursuing either: (a) a cure or correction of the event which constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion or (b) proceedings for an injunction, a restraining order, or other appropriate emergent relief preventing such agency or agencies from asserting such claim, which relief is granted within fifteen (15) Business Days of the occurrence giving rise to the claim and the injunction, order, or emergent relief is not thereafter resolved or reversed on appeal; and (ii) in either of the foregoing events, the Seller has posted a bond, letter of credit, or other security satisfactory in form, substance, and amount to both the Buyer and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claim;

then, and in any such event, the Buyer may, by notice to the Seller, (i) declare the Mortgage Note, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Mortgage Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Seller.

8.2 Buyer's Right to Setoff. Upon the occurrence and during the continuance of any Event of Default, the Buyer is hereby authorized at any time and from time to time, without notice to the Seller (any such notice being expressly waived by the Seller), to set off and apply any and all funds, deposits and accounts at any time held and other indebtedness at any time owing by the Buyer to or for the credit or the account of the Seller against any and all of the obligations of the Seller now or hereafter existing under this Agreement or the Mortgage Note or any other document provided herewith, irrespective of whether or not the Buyer shall have made any demand under this Agreement or the Mortgage Note or such other document and although such obligations may be unmatured. The Buyer agrees promptly to notify the Seller after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Buyer under this Section 9.2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Buyer may have.

Section 9.  Miscellaneous.

9.1. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement or any document provided herewith to which the Seller is a party, nor consent to any departure by the Seller from this Agreement and any document provided herewith to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Buyer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.2. Notices, Etc. All notices given under this Agreement and under the other documents provided herewith shall be in writing, addressed to the parties as set forth below, and shall be effective on the earliest of (i) the date received, or
(ii) if given by facsimile transmittal on the date given if transmitted before 5:00 p.m. the recipient's time, otherwise it is effective the next day, or (iii) on the second business day after delivery to a major international air delivery or air courier service (such as Federal Express or Network Couriers):


If to the Buyer:                                              If to the Seller:

WM Properties of South Florida, Inc.                       Cuidao Holding Corp.
1800 N. Dixie Highway                                         2951 Simms Street
Hollywood, FL 33020                                     Hollywood, FL33320-1510
Attention: Wayne Doss                 Attention: C.  Michael Fisher,  President
Facsimile No.  (954) 938-2119                      Facsimile No. (954) 924-8171

                                          With a copy (that does not constitute
With a copy (that does not constitute                               notice) to:
                  notice) to:                             Mintmire & Associates
                                                  265 Sunrise Avenue, Suite 204
                                                          Palm Beach, FL  33480
                                                Attn:  Donald F. Mintmire, Esq.
                                                   Facsimile No. (561) 659-5371


9.3. No Waiver. No failure or delay on the part of the Buyer in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

9.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Seller and the Buyer, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights under this Agreement or any document provided herewith to which the Seller is a party without the prior written consent of the Buyer.

9.5 Costs, Expenses, and Taxes. Each party shall bear their own costs and expenses in connection with the preparation, execution, delivery, filing, and administration of this Agreement and the underlying documents provided herewith, and of any amendment, modification, or supplement thereto.

9.6. Integration. This Agreement and the documents provided herewith contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

9.7. Indemnity. The Seller shall defend, protect, indemnify, and hold harmless the Buyer and its respective officers, directors, employees, and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to
(a) any misrepresentation or breach of any representation or warranty made by the Seller in this Agreement or any other document provided herewith, or any other certificate, instrument, or document contemplated hereby or thereby; or
(b) any breach of any covenant, agreement, or obligation of the Seller contained in this Agreement or any other document provided herewith; or (c) the activities of the Seller or any Subsidiary, each of their respective predecessors in interest or third parties with whom they or any of them have or had a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person; or (d) any cause of action, suit, or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, or enforcement of this Agreement or any document provided herewith by any of the Indemnities, and application of the use of proceeds as provided herein. To the extent that the foregoing undertaking by the Seller may be unenforceable for any reason, the Seller shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. This indemnity shall survive termination of this Agreement.

9.8. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Florida and the local laws of Broward County Florida.

9.9. Severability of Provisions. Any provision of this Agreement or any document provided herewith which is prohibited or unenforceable in any jurisdiction (after applying the provisions of paragraph 9.8 of this Agreement to that provision) shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such agreements and documents or affecting the validity or enforceability of such provision in any other jurisdiction.

9.10 Conflict of Terms, Provisions or Conditions. In the event any term, provision or condition of the Mortgage Note, Mortgage and Security Agreement or Release conflicts with any term, provision or condition contained herein, the meaning ascribed to such term, provision or condition under this Agreement shall prevail over any interpretation under either the Mortgage Note, Mortgage and Security Agreement or Release.

9.11 Headings. Section and paragraph headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

9.12. Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement (whether in contract or tort, or both, or at law or in equity) shall be determined by binding arbitration at Fort Lauderdale, Florida, in accordance with the commercial arbitration rules of the American Arbitration Association. The prevailing party in any arbitration proceeding shall be awarded reasonable attorneys fees and costs of the proceeding. The arbitration award shall be final, and may be entered in any court having jurisdiction. Nothing in this paragraph shall preclude either party from applying to a court for temporary equitable relief, when appropriate, pending and subject to such temporary orders and permanent award as the arbitrator or arbitrators may make. The parties agree that the courts of the Broward County, Florida shall have exclusive jurisdiction and venue for the adjudication of any civil action between them arising out of relating to this Agreement, and hereby irrevocably consent to such jurisdiction and venue.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the Effective Date.


The Buyer:                                                          The Seller:

WM Properties of South Florida, Inc.                       CUIDAO HOLDING CORP.

By ____________________________                      By _______________________
Name __________________________                      Name _____________________
Title _________________________                      Title ____________________
Date signed ___________________                      Date signed ______________


As to the obligations in paragraphs 3.3, 3.4, 3.5 and 3.6. We Mintmire & Associates agree to be bound by the terms and conditions set forth in such paragraphs.

MINTMIRE & ASSOCIATES

By _________________________
Name _______________________
Date signed ________________

                                   Schedule I

                   Monthly Allocations for Mandatory Conversion

PRICE GUARANTEE AMOUNT:                                             $495,000.00

Mandatory              Monthly          Target           Next to Last
Conversion             Allocation       Reduction        Day of Month
Date (1)               # Shares         Amount

November 1, 2001         22,000         $  55,000        November 29, 2001
December 1, 2001         22,000         $  55,000        December 30, 2001
January 1, 2002          22,000         $  55,000        January 30, 2002
February 1, 2002         22,000         $  55,000        February 27, 2002
March 1, 2002            22,000         $  55,000        March 30, 2002
April 1.  2002           22,000         $  55,000        April 29, 2002
May 1, 2002              22,000         $  55,000        May 30, 2002
June 1, 2002             22,000         $  55,000        June 30, 2002
July 1, 2002             22,000         $  55,000        July 30, 2002
                        198,000          $495,000

(1) This assumes payment of the Purchase Price on or before October 31, 2000. In the event the parties consent to a later date, the months herein will be adjusted accordingly.

                                   Schedule II

     Description of Other Liens, Security Interests and Financing Statements

None other than those disclosed in Seller's filings with the SEC.

                                  Schedule III

                                Other Agreements

None other than those disclosed in Seller's filings with the SEC.

                                   Schedule IV

                        List of All Licenses And Permits

None other than those disclosed in Seller's filings with the SEC.

                                   Schedule V

                         List of Seller's Real Property

None other than those disclosed in Seller's filings with the SEC.

         EXHIBIT A TO THE SECOND CONVERTIBLE NOTE ACQUISITION AGREEMENT

                            CONVERTIBLE MORTGAGE NOTE

$ 495,000.00                                                   __________, 2000

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE BORROWER WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

1.       IDENTIFICATION OF BORROWER

     Borrower's name and address is: CUIDAO HOLDING CORPORATION, a Florida corporation, whose principal address is 2951 SIMMS STREET, HOLLYWOOD, FL 33020-1510.

2.       IDENTIFICATION OF LENDER

     Lender's name and address is: WM PROPERTIES OF SOUTH FLORIDA, INC., 1800 N. DIXIE HIGHWAY, HOLLYWOOD, FL 33020.

     Lender may change such address from time to time by giving me notice as provided in Paragraph 8.

3.       PROMISE TO PAY - PLACE OF PAYMENT

     In return for a loan that Borrower has received, Borrower promises to pay in lawful money of the United States of America to the order of WM PROPERTIES OF SOUTH FLORIDA, INC. at such address as is indicated in Paragraph 2 or at such other place as the Holder of this Note shall in writing designate, the principal sum of Four Hundred Ninety Five Thousand United States Dollars (US$495,000.00) (this amount is called "principal"), subject to the terms and conditions of this Note.


4.       TERMS OF THIS NOTE

     4.1 Second Convertible Note Acquisition. The Lender agreed on the terms and conditions set forth in a certain second convertible note acquisition agreement of even date to acquire, in exchange for $350,000.00 in cash (the "Purchase Price"), a convertible note in the principal amount of $495,000 convertible into a total of 198,000 shares of the Company's Restricted Common Stock (the "Acquisition Agreement"). The Purchase Price shall be used solely to pay off the Company's First Mortgage payable to Sandra Cooper, by assignment from Em-Star Mortgage Co, recorded on 2951 Simms Street real estate located in Hollywood, Florida, and recorded February 4, 1999, in Official Record Book 29206, at Page 1362, of the Public Records of Broward County, Florida with the First Mortgage payable to Em-Star Mortgage Co. recorded in Official Record Book 29206, at Page 1355 (the "Property"). The Acquisition Agreement is incorporated in its entirety into this Note.

     4.2 Price  Guarantee.  The Borrower  agrees that for a period of twenty one
(21) months from the date hereof, to guarantee to the Lender that its Common Stock shall not fall below a closing bid price of $2.50 per share such that when certain incremental allocations of such shares are sold by Lender pursuant to Rule 144 promulgated under the Act ("Rule 144") or such allocations are calculated as provided herein that in the aggregate the value of the shares into which the Mortgage Note is convertible shall have a value of $495,000 (the "Price Guarantee"). To secure such Price Guarantee, Borrower granted to Lender a mortgage upon the Property convertible into shares, which mortgage shall be evidenced by this Note and secured by the Mortgage and Security Agreement executed simultaneously herewith.

     4.3 Mortgage Note. The Borrower's Price Guarantee is evidenced by this Note. This Note, dated as of the Payment Delivery Date as defined in the
Acquisition Agreement, is due and payable twenty four (24) months from its issuance. Commencing on the first anniversary of the Payment Delivery Date and continuing for the next eight (8) successive months, Buyer shall be required each such month to convert a portion of the Mortgage Note into shares of the Seller's Common Stock, the mandatory conversion dates and number of shares to be issued on each mandatory conversion date are set forth in Schedule I attached hereto (the "Monthly Allocation"). Commencing on the Payment Delivery Date and continuing on the last day of each of the next eight (8) successive months, the principal amount of the Mortgage Note shall be reduced by the greater of (i) the actual gross proceeds received by Buyer for sale of the Monthly Allocation and any previously issued Monthly Allocation shares not sold during the applicable month during the applicable month made in accordance with Rule 144, or (ii) the average of the closing price for the Seller's Common Stock from the 1st day of the applicable month to the next to last day of the applicable month as quoted on the OTC BB times the Monthly Allocation (the greater of subsection (i) or
(ii) hereinafter referred to as the "Incremental Mortgage Reduction Amount"). In the event that Incremental Mortgage Reduction Amount is less than the Monthly Allocation times $2.50 per share during the applicable month (the "Target Reduction Amount"), the difference between the Target Reduction Amount and the Incremental Mortgage Reduction Amount realized shall bear interest at the rate of 11.11% per annum until paid. To assist Seller in making this calculation, Buyer agrees to provide evidence of all sales made in the applicable month to Seller by the tenth (10th) day of the succeeding month. Each successive Incremental Mortgage Reduction Amount shall be applied first to accrued but unpaid interest and thereafter as a reduction to principal. At the end of the term of the Mortgage Note, all unpaid principal and accrued interest not otherwise paid by the incremental reductions to principal shall be due and payable. In the event that incremental reductions pay off the entire Mortgage Note and any accrued but unpaid interest prior to the end of the term, any Monthly Allocation shares not previous issued to Buyer shall be immediately issued, the Mortgage Note shall be canceled and any unsold shares delivered to or held by Buyer, if any, may be retained or sold by the Buyer pursuant to Rule 144 as he so elects. If at any time during the term of the Mortgage Note the aggregate of all of the Incremental Mortgage Reduction Amounts is equal to or above $495,000, or at the end of the term at such time as Seller pays all unpaid principal and accrued but unpaid interest, the entire Mortgage Note and Mortgage and Security Agreement shall be released and satisfied and Buyer (1) authorizes Mintmire & Associates to provide the Seller with the Release executed simultaneously with this Agreement and being held in escrow by them; (2) authorizes the Seller to record the Release; and (3) agrees to cancel and return the original Mortgage Note to the Seller. Interest, if any, shall be calculated on the basis of a year of 360 days. Any unpaid principal or accrued but unpaid interest due at the end of the term shall be payable at the Lender's Principal Office.

     4.4 Mortgage and Security Agreement. The Mortgage Note, together with all of the Borrower's other obligations under this Note, shall be secured by a Mortgage and Security Agreement executed simultaneously herewith.

     4.5 Release. Contemporaneously with the execution of this Note, the Lender has executed a Release and delivered same to Mintmire & Associates to be held in escrow by them until the full and complete satisfaction of Borrower's obligation to the Lender in accordance with the terms and conditions herein.

     4.6 Escrowed Shares. Under the terms of the Acquisition Agreement, Mintmire & Associates shall hold nine (9) certificates in the amounts of the Monthly Allocations in escrow, each of which shall be delivered to Lender no later than five (5) days after the first day of the applicable month for such allocation. Borrower and Lender have authorized Mintmire & Associates to release such shares to Lender as required under the Acquisition Agreement without any further action on their part.

5.       AFTER DEFAULT RATE OF INTEREST

     Borrower agrees to pay interest on the unpaid principal balance after default at the highest contract rate allowed by applicable law until all sums owing on this Note have been paid in full.

6.       MAXIMUM LOAN CHARGES

     Lender agrees that it will not charge interest or other loan charges that exceed the maximum lawful rate, it being Lender's intent not to charge a usurious interest rate. If it is discovered that interest or other loan charges exceed the maximum lawful rate, Borrower will give Lender the opportunity to refund to it that amount collected which exceeded the maximum lawful rate plus interest on that amount at the maximum lawful rate. Lender will then modify this Note and all instruments securing this Note so that Borrower will not be required to pay further interest or other loan charges that exceed the maximum lawful rate.

7.       BORROWER'S FAILURE TO PAY AS REQUIRED

     7.1 Default. If Borrower:

     does not pay the full amount of each payment within (25) days following date when due; or

     fails to keep any promises made in any Security Instrument (as the same is defined in Paragraph 13 hereof);

     is dissolved or liquidated;

     or, fails in any other obligation under the Acquisition Agreement then Borrower will be in default without notice and Lender may require Borrower to pay immediately the full amount of principal which has not been paid and all the interest that Borrower owes on that amount.

     7.2 No Waiver By Lender. If, at a time when Borrower is in default Lender does not require Borrower to pay immediately in full as described above, this will not be a waiver of Lender's rights and Lender will still have the right to do so if Borrower is in default at a later time.

     7.3 Payment of Lender's Reasonable Attorney's Fees, Costs and Expenses. If Borrower is in default as described above, Borrower will pay for all of Lender's reasonable costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, without limitation reasonable attorneys' fees incurred by the Note Holder in collecting or enforcing payment hereof or in protecting the same, whether incurred in or out of court, including without limitation probate proceedings, bankruptcy proceedings and appeals.

8.       GIVING OF NOTICES

     Unless applicable law requires a different method, any notice to be given to Borrower under this Note will be given by personally delivering it or by mailing it by registered mail return receipt requested to Borrower at the address provided in Paragraph 1, or at a different address if Borrower has given Lender a written notice of a different address for Borrower.

     Any notice that must be given to Lender under this Note will be given by mailing it by registered mail return receipt requested to Lender at the address stated in Paragraph 2, or at a different address if Lender has been given a notice of that different address.

9.       OBLIGATIONS OF PERSONS UNDER THIS NOTE

     Any person or entity who is a guarantor, co-maker, surety or endorser of this Note is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person or entity who assumes these obligations, including the obligations of a guarantor, co-maker, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note, and Lender may enforce its rights under this Note against each such person or entity, individually or against all of them together.

10.      WAIVERS

     Any person or entity who has obligations under this Note waives the rights of presentment and notice of dishonor. "Presentment" means the right to require Lender or Note Holder to demand payment of amounts due. "Notice of dishonor" means the right to require Lender or Note Holder to give to other persons or entities notice that amounts due have not been paid.

11.      THIS NOTE IS SECURED

     In addition to the protections given to Lender under this Note, this Note is secured by a Mortgage and Security Agreement and an Assignment of Rents (the "Security Instrument"), dated the same date as this Note. The Security Instrument (a) protects Lender from possible losses which might result if Borrower does not keep the promises which Borrower makes in this Note, and (b) also describes how and under what further conditions Borrower may be required to make immediate payment in full of all amounts that Borrower owes under this Note.

12.               ANTI-DILUTION PROVISIONS

     The Borrower covenants with the Lender that so long as any portion of the principal of this Note remains outstanding and may be converted:

     12.1 it will cause the shares of Common Stock and th certificates representing the Common Stock subscribed and paid for pursuant to the conversion of the Note to be duly issued and deposited with the Escrow Agent for delivery in accordance with the Acquisition Agreement and the terms thereof;

     12.2 all shares of Common Stock that shall be issued upon conversion at the prevailing Conversion Price herein provided, shall be fully paid and non-assessable;

     12.3 it will use its best efforts to maintain its corporate existence; and

     12.4 generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided herein.

     This Note and the Common Stock issuable upon conversion of this Note were issued under Regulation D under the Act and may be transferred only in accordance therewith and as provided in the legends set forth in this Note.

     The Lender shall not, by virtue hereof, be entitled to any rights of a shareholder in the Borrower, either at law or equity, and the rights of the Lender are limited to those expressed in the Note and are not enforceable against the Borrower except to the extent set forth herein.

     The Conversion Price and the number and kind of securities purchasable upon the conversion of the Note shall be subject to the following anti-dilution provisions as adjustments from time to time upon the happening of certain events are follows:

     12.5 In case the Borrower shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the respective Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

     12.6 Whenever the respective Conversion Price payabl upon conversion of each Note is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon conversion of this Note shall simultaneously be adjusted by multiplying the respective number of Shares initially issuable upon conversion of this Note by a fraction, the denominator of which shall be the Conversion Price after giving effect to such action and the numerator of which shall be the Conversion Price in effect immediately prior to such action.

     12.7 No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment that by reason of this Subsection (3) is not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Note shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Note to the contrary notwithstanding, the Borrower shall be entitled, but shall not be required, to make such changes in the Conversion Price, in addition to those required by this Note, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Borrower shall not result in any federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Note).

     12.8 In the event that at any time, as a result of a adjustment made pursuant to Subsection (1) above, the Lender thereafter shall become entitled to receive any shares of the Borrower, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (3) inclusive above.

     12.9 Irrespective of any adjustments in the respective Conversion Price or the related number or kind of shares purchasable upon conversion of this Note, Notes theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Note initially issuable pursuant to this Note.

     Whenever the respective Conversion Price shall be adjusted as required by the provisions of the foregoing, the Borrower shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer's certificate showing the adjusted Conversion Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of related additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Lender executed and delivered by the Borrower and the Borrower shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Lender.

     So long as this Note shall be outstanding, (i) if the Borrower shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Borrower shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, options or warrants or (iii) if a capital reorganization of the Borrower, reclassification of the capital stock of the Borrower, consolidation or merger of the Borrower with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Borrower to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Borrower shall be effected, then in any such case, the Borrower shall cause to be mailed by certified mail to the Holder, at least fifteen (15) days prior to the date specified, as the case may be, a notice containing a brief description of the proposed action and stating the date on which a record date is to be determined for the purpose of such dividend, distribution or issue of rights, options, or warrants or such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. The failure to give such notice shall not otherwise affect the action take by the Borrower.

     In case of any reclassification, capital reorganization or other change of outstanding shares Common Stock of the Borrower, or in case of any consolidation or merger of the Borrower with or into another corporation (other than a merger with a subsidiary in which merger the Borrower is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of this Note) or in case of any sale, lease or conveyance to another corporation of the property of the Borrower as an entirety, the Borrower shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by converting this Note at any time prior to the expiration of the Note, to receive the kind and amount of shares of stock an other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of such number of shares of Common

Stock that might have been received upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note. The foregoing provisions of this paragraph shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Borrower other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions contained in this Note.

13.      RANKING OF NOTE AND APPLICABLE LAW


     This Note shall rank pari passu, whatever may be the actual date of issue of the same.

     This Note shall be governed by and interpreted in accordance with the laws of the State of Florida.

     Any controversy or claim arising out of or relating to this Note (whether in contract or tort, or both, or at law or in equity) shall be determined by binding arbitration at Fort Lauderdale, Florida, in accordance with the commercial arbitration rules of the American Arbitration Association. The prevailing party in any arbitration proceeding shall be awarded reasonable attorneys fees and costs of the proceeding. The arbitration award shall be final, and may be entered in any court having jurisdiction. Nothing in this paragraph shall preclude either party from applying to a court for temporary equitable relief, when appropriate, pending and subject to such temporary orders and permanent award as the arbitrator or arbitrators may make.

     The Borrower and Lender agree that the courts of Broward County, Florida shall have exclusive jurisdiction and venue for the adjudication of any civil action between them arising out of relating to this Agreement, and hereby irrevocably consent to such jurisdiction and venue.

14.      WAIVER OF JURY TRIAL

     BY ACCEPTANCE HEREOF LENDER AND BORROWER AGREE THAT NEITHER LENDER NOR BORROWER, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR LEGAL REPRESENTATIVE OF EITHER OF THEM (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE "PARTIES") SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS NOTE, ANY SECURITY INSTRUMENT OR ANY OTHER INSTRUMENT EVIDENCING, SECURING OR RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS EVIDENCED HEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN

WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY LENDER AND BORROWER, ARE A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN OR EXTENSION OF CREDIT EVIDENCED BY THIS NOTE AND SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER LENDER NOR BORROWER HAVE IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         Effective on the ___ day of ____________________, 2000.

                                          CUIDAO HOLDING CORPORATION, a Florida
                                          corporation, BORROWER


                                              By:______________________________
                                                 C. Michael Fisher, President

        EXHIBIT B TO THE SECOND CONVERTIBLE NOTE ACQUISITION AGREEMENT

Prepared by & Return to:
Mintmire & Associates
265 Sunrise Ave., Suite 204
Palm Beach, Florida 33480


                         MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT IS GIVEN BY BORROWER AS PART OF A CERTAIN CONVERTIBLE NOTE ACQUISITION AGREEMENT DATED THE SAME DATE AS THIS AGREEMENT AND IS FURTHER CONDITIONED UPON AND/OR LIMITED BY THE TERMS AND CONDITIONS SET FORTH THEREIN. ANY HOLDER OF THIS MORTGAGE AND SECURITY AGREEMENT IS ADVISED TO REVIEW A COPY OF THIS CONVERTIBLE NOTE ACQUISITION AGREEMENT FOR SUCH ADDITIONAL OR OTHER TERMS AND CONDITIONS WHICH MAY APPLY TO THIS AGREEMENT. A COPY OF THE CONVERTIBLE NOTE ACQUISITION AGREEMENT IS MAINTAINED AT THE OFFICES OF BOTH THE BORROWER AND THE LENDER FOR SUCH REVIEW.

THIS MORTGAGE REPRESENTS A FIRST MORTGAGE UPON THE PROPERTY IN SUBSTITUTION OF THE ORIGINAL FIRST MORTGAGE HELD BY SANDRA COOPER RECORDED ON 2951 SIMMS STREET REAL ESTATE LOCATED IN HOLLYWOOD, FLORIDA BY ASSIGNMENT FROM EM-STAR MORTGAGE CO, RECORDED ON 2951 SIMMS STREET REAL ESTATE LOCATED IN HOLLYWOOD, FLORIDA, AND RECORDED FEBRUARY 4, 1999, IN OFFICIAL RECORD BOOK 29206, AT PAGE 1362, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA WITH THE FIRST MORTAGE PAYABLE TO EM-STAR MORTGAGE CO. RECORDED IN OFFICIAL RECORD BOOK 29206, AT PAGE 1355 (THE "PROPERTY")

1.       IDENTIFICATION OF BORROWER

     Borrower's  name and address is:
                CUIDAO  HOLDING  CORP.
                2951 SIMMS STREET
                HOLLYWOOD, FL 33020-1510

     Borrower may change such address from time to time by giving notice to the Lender as provided in Paragraph 17.

2.       IDENTIFICATION OF LENDER

     Lender's name and address is:
                WM PROPERTIES OF SOUTH FLORIDA,  INC.
                1800 N. DIXIE HIGHWAY
                HOLLYWOOD, FL 33020

     Lender may change such address from time to time by giving Borrower notice as provided in Paragraph 17.

3.       DESCRIPTION OF NOTE SECURED BY THIS MORTGAGE

     Borrower owes Lender the principal sum of Four Hundred Ninety Five Thousand United States Dollars ($495,000.00) together with interest accruing thereon as evidenced by its note to Lender (the "Note") dated the same date as this Mortgage and which requires payment as therein set forth with all sums owing thereon. The Note and this Mortgage and Security Agreement are part of a certain Convertible Note Acquisition Agreement of even date (the "Acquisition Agreement"), which Acquisition Agreement, by reference herein, is incorporated into this Agreement in its entirety.

4.       DESCRIPTION OF PROPERTY MORTGAGED

     Property being mortgaged (the "Real Property") is described as follows:

The South 174 feet, less the East 150 feet thereof, of that portion of parcel B lying Between N. 29th Court and No. 30th Avenue, as shown on the Plat of SOUTH FLORIDA INDUSTRIAL PARK, according to the Plat thereof, recorded in Plat Book 63, Page 38 of the Public Records of Broward County, Florida.

together with all of the following:

     4.1  all improvements now or later placed on the Rea Property;

     4.2  all rents and profits received in connection with the Real Property;

     4.3 all easements, fixtures, benefits, and other appurtenances that may at any time benefit the Real Property;

     4.4 all development and utilities rights that might at any time be available to the Real Property;

     4.5 all goods in which Borrower owns an interest affixed or that may become affixed to the Real Property;

     4.6 all accounts receivable, general intangibles, actions and rights in action, in which Borrower now or hereafter has any rights, including all of its rights under contracts with any architect, engineer, surveyor, subcontractor, and supplier in connection with the Real Property, all of which contracts Borrower hereby assigns to Lender, together with all plans, specifications, drawings, schedules, and copyrights included therein;

     4.7 all rights to insurance policies and proceeds, all licenses, building and business permits, and all utility reservations and rights to receive utility services, and all rights to and under fees or charges paid by Borrower or on Borrower's behalf in connection with the Real Property;

     4.8 all equipment, furnishings, and appliances, in which Borrower now has or may hereafter acquire any rights, used or useful in connection with the Real Property;

     4.9 all other rights that Borrower has or will have as owner of the Real Property;

     4.10 together  with  all  proceeds,  products,   replacements,   additions,
          substitutions, renewals, and accessions of any of the foregoing items.

     Borrower refers below to all of these properties, rights, and interests that Borrower encumbers by this Mortgage as the "Property."

5.       MORTGAGE OF PROPERTY TO LENDER

     By executing this instrument, Borrower mortgages the Property to Lender to secure Borrower's performance of its promises made in the Second Convertible Note Acquisition Agreement, the Note and this Mortgage. Subject to any terms, conditions or limitations contained in the Convertible Note Acquisition Agreement or the Note, this means Borrower gives Lender all of those rights that the law gives to lenders who hold mortgages on property as well as those rights set forth in this Mortgage.

6.       PROMISES

     Borrower makes the following promises to Lender:

     6.1 Warranty. Subject to the first mortgage on the Property, Borrower fully warrants the title to the Property and will defend the same against the lawful claims of all others. This means Borrower owns the Property and will defend its ownership against all claims.

     6.2 Compliance with Terms of Second Convertible Note Acquisition Agreement, Note and Mortgage. Borrower will comply with all of the terms and provisions of, the Second Convertible Note Acquisition Agreement, the Note and this Mortgage.

     6.3 Taxes and Assessments. Borrower will pay all taxes and assessments and any other charge levied against or which could become a lien against the Property [as well as all taxes imposed, levied, or assessed on this Mortgage or the indebtedness secured hereby (but excluding any income type tax)] when due [and, in any event, before the end of the year in which the same become due] [and, in any event, before they become delinquent or subject to interest charges or penalty].

     6.4  Insurance.   Borrower   will  keep  the  Property   insured  for  full
          replacement cost. All such policies must:

          (a) provide that all payments due by Borrower are payable to Lender in accordance with the intent of the Convertible Note Acquisition Agreement and Note as mortgagee; and

          (b) require not less than thirty (30) days notice to Lender before they may be canceled.

     Borrower will renew all such insurance policies not less than thirty (30) days before they would expire. Borrower will notify Lender of any loss or damage. If any moneys become payable, Lender will have the right to reduce the amount owing on the Note as if Borrower had made a prepayment or apply them toward the restoration of the Property.

7.       AGREEMENTS OF BORROWER CONCERNING THE PROPERTY

     Borrower agrees:

     7.1 to maintain the Property in good and functioning condition, performing all repairs, replacements and maintenance necessary to preserve the Property's value;

     7.2  not to permit any waste or deterioration of the Property;

     7.3 not to permit the demolition, destruction or removal of any portion of the Property without first securing Lender's written consent;

     7.4 to permit Lender or its representative to enter upon and inspect the Property from time to time.

     7.5 not to further encumber any interest in or any part of the Property without the prior written consent of the Lender.

8.       SECURITY AGREEMENT

     Some items of the Property are personal property (the "Personal Property"). Borrower grants Lender a security interest in the Personal Property and against all additions to, replacements of, and proceeds of the Personal Property. Although this Mortgage is a self-operative security agreement affecting the Personal Property, Borrower agrees to execute and deliver to Lender any other written instrument that Lender might reasonably demand to create or evidence its security interest. In addition to all other available remedies, Lender has all of the rights and remedies of a secured party under the Florida Uniform Commercial Code.

9.       MAXIMUM LOAN CHARGES

     Lender agrees that it will not charge interest or other loan charges that exceed the maximum lawful rate, it being Lender's intent not to charge a usurious interest rate. If it is discovered that interest or other loan charges exceed the maximum lawful rate, Borrower will give Lender the opportunity to refund to Borrower that amount collected which exceeded the maximum lawful rate plus interest on that amount at the maximum lawful rate. In no event may any prepayment charge be made or prepayment prohibition provision apply. Borrower will then modify this Mortgage and the Note so that Borrower will not be required to pay further interest or other loan charges that exceed the maximum lawful rate.

10.      CONDEMNATION

     Borrower agrees that if the Property or any part of it is condemned under any power of condemnation, or acquired for a public use, then the damages, proceeds, and consideration given for such acquisition, to the extent of its obligations to Lender, will be paid to Lender if such payment is in accordance with the intent of the Convertible Note Acquisition Agreement and Note to be applied on account of Borrower's obligations to Lender, whether due or not.


11.      PERFORMANCE OF OTHER ENCUMBRANCES

     Borrower agrees to comply with all of the terms and conditions of any other mortgages or encumbrances that affect the Property. Borrower agrees that its failure to comply with or fully perform the terms and conditions of other encumbrances against the Property shall constitute a default under this Mortgage and shall entitle Lender, at Lender's option, to exercise any right available for Borrower's default under this Mortgage.

12.      OBLIGATIONS OF PERSONS UNDER THIS NOTE

     Any person or entity who is a guarantor, co-maker, surety or endorser of the Note is fully and personally obligated to keep all of the promises made in the Note and this Mortgage, including the promise to pay the full amount owed. Any person or entity who takes over these obligations, including the obligations of a guarantor, co-maker, surety or endorser of the Note, is also obligated to keep all of the promises made in this Mortgage and in the Note. All subsequent owners of the Property must keep all of my promises made in this Mortgage. Lender may enforce its rights under the Convertible Note Acquisition Agreement, the Note and this Mortgage against each person or entity individually or against all of them together.

13.       APPLICATION OF PAYMENTS

     All payments received by Lender or attributable as a reduction amount to the unpaid principal under the Note shall be applied: first, to previously accrued but unpaid interest under the Note; second, to charges for overdue payments that are due under the Note; third, to amounts payable for taxes, insurance, or other advances made by Lender on Borrower's behalf, if any; fourth, to deposits that Borrower must pay, if any, for the payment of future taxes and insurance; fifth, to current interest due; and last to principal.

14.      APPOINTMENT OF RECEIVER

     Borrower agrees that Lender may, at any time pending a suit on this Mortgage, apply to the court having jurisdiction for the appointment of a receiver; and such court shall immediately appoint a receiver of the Property, including all income, profits, issues, and revenues from whatever source derived relating to the Property, all of which, is hereby mortgaged, as if specifically set forth and described in this Mortgage. Such appointment shall be made by the court as an admitted equity and a matter of absolute right to Lender, and without reference to the adequacy or inadequacy of the value of the Property, or to Borrower's solvency or insolvency. Such rents, profits, income, issues, and revenues shall be applied by the receiver according to the lien of this Mortgage and the practice of the court.

15.      ACCELERATION AND REMEDIES UPON DEFAULT

     Time is of the essence in Borrower's payment of amounts due under, and in its performance of all promises under, the Convertible Note Acquisition Agreement, the Note or this Mortgage. If Borrower fails to keep any promises made in or satisfy requirements of this Mortgage and does not cure that failure within fifteen (15) days following date on which Lender gives notice as provided in the paragraph below entitled "Giving of Notices;" or if Borrower is dissolved or liquidated; then Borrower will be in default without notice and Lender may require Borrower to pay immediately the full amount of the principal which has not been paid and all the interest that Borrower owes on that amount and any other amounts that Borrower may owe pursuant to the Note or this Mortgage, and Lender may, in addition to pursuing other remedies, foreclose this Mortgage by judicial proceeding and sale of the Property.

16.      PAYMENT OF LENDER'S ATTORNEYS FEES, COSTS AND EXPENSES

     If Borrower is in default as described above, Lender will have the right to be repaid by Borrower for all of Lender's costs and expenses in enforcing this Mortgage, the Convertible Note Acquisition Agreement or the Note to the extent not prohibited by applicable law. Those expenses include, without limitation, reasonable attorneys' fees (before trial, at trial, or on appeal), and the cost of a title abstract or other search for the Property.

17.      GIVING OF NOTICES

     Unless applicable law requires a different method, any notice to be given to Borrower under this Mortgage will be given by personally delivering it or by mailing it by registered mail, return receipt requested to Borrower at the address provided above, or at a different address if Borrower has given Lender a written notice of a different address for it.

     Any notice that must be given to Lender under this Mortgage will be given by mailing it by registered mail, return receipt requested to Lender at the address stated above, or at a different address if Borrower has been given a notice of that different address.

18.      FORECLOSURE OF OTHER LIENS

     If foreclosure proceedings of any mortgage or lien of any kind affecting the Property, whether superior or inferior to this Mortgage, are instituted, then Lender may at its option, immediately or thereafter, declare this Mortgage and the entire indebtedness secured hereby due and payable.

19.      NO WAIVER BY LENDER

     If, at a time when Borrower is in default, Lender does not require Borrower to pay immediately in full as described above, this will not be a waiver of Lender's rights and Lender will still have the right to do so if Borrower is in default at a later time.

20.      RIGHT TO CURE

     If Borrower defaults on any of its promises or agreements contained in this Mortgage or in the Convertible Note Acquisition Agreement or this Note, then without prejudicing Lender's right to other remedies, Lender may perform that promise or agreement on Borrower's behalf, and all expenditures (including reasonable attorney's fees) made by Lender in so doing shall bear interest at the highest legal rate, and shall be repayable immediately and, together with interest and costs accruing thereon, shall be secured by this Mortgage.


21.      FUTURE ADVANCES

     This Mortgage secures not only existing indebtedness, but also any future advances that Lender might make to Borrower within twenty (20) years from the date of this Mortgage, whether Lender is obligated to make those advances or Lender makes them at its discretion. This Mortgage will secure such future advances even if no advance is made on the date of this Mortgage and although no indebtedness is outstanding when any advance is made. The total indebtedness secured by this Mortgage may decrease or increase from time to time, but it will not at any time exceed two times the face amount of the Note, plus interest and any disbursements that Lender makes on Borrower's behalf for the payment of taxes, insurance, or other reasons.

22.      NO TRANSFER WITHOUT CONSENT

     The loan represented by this Mortgage, the Convertible Note Acquisition Agreement and the Note is personal to the Borrower. Borrower I recognizes that Lender has made the loan based on its credit and character, and on its judgment of Borrower's ability to repay the loan. Accordingly, this Mortgage may not be assumed by any subsequent holder of any interest, title, or claim to the Property without Lender's written consent. If Borrower attempts, at any time, directly or indirectly, to lease the Property for a period of more than five (5) years, grant an option to purchase the Property, sell, convey, or transfer any interest or title in the Property without Lender's written approval, then the remaining principal balance on the Note and all accrued interest thereon, and all other sums secured by this Mortgage will, at Lender's option, without notice or demand, become immediately due and payable.

23. GOVERNING LAW; SEVERABILITY

     This Mortgage shall be governed by the law of the State of Florida. In the event that any provision or clause of this Mortgage or of the Note conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage, the Convertible Note Acquisition Agreement or the Note which can be given effect without the conflicting provision. To this end the provisions of this Mortgage, the Convertible Note Acquisition Agreement and the Note are declared to be severable . 24. HAZARDOUS WASTE

     Borrower warrants that the Property is not polluted or contaminated by any hazardous or toxic materials, and, to the best of Borrower's knowledge, has not in the past and is not presently being used for the handling, storage, treatment, generation, transportation, or disposal of hazardous or toxic materials. Also Borrower warrants that the Property contains no asbestos or asbestos- containing materials, nor does it contain underground storage tanks. Borrower agrees that it will not at any time in the future permit the Property to be polluted or contaminated with hazardous or toxic materials, and it will comply in all respects with all legal requirements intended to protect the environment that might apply to the Property or to activities on the Property. Borrower agrees to indemnify, defend, and hold Lender harmless from all charges, losses, damages, penalties, claims, expenses (including reasonable attorneys' fees and court costs before trial, and at trial and appellate levels), actions, liabilities, and obligations incurred by or asserted against Lender relating to or arising from any claimed or actual pollution or contamination of the Property with hazardous or toxic materials. Borrower agrees that Lender may, and Borrower gives Lender or its representatives an easement to enter upon the Property at any time for the purpose of inspecting the Property for, and for conducting such tests and inspections as Lender in its discretion might desire for discovering the potential of, the existence of hazardous or toxic materials. If Lender at any time determine that hazardous or toxic materials may be present on the Property, or that the Property is being used for the use, handling, storage, treatment, generation, transportation, or disposal of hazardous or toxic materials, then Lender may require that Borrower immediately correct any violations of law with respect to those materials and obtain all necessary environmental permits and approvals with respect to those materials. Borrower's failure to correct any such violation of the laws or to obtain such necessary environmental permits and approvals within a reasonable time will be a default under this Mortgage. For purposes of this paragraph, the term "hazardous or toxic materials" will include, without limitation, petroleum and petroleum products, asbestos, and all other substances that are regulated by federal, state, or local environmental laws or regulations or the presence of which could expose the owner, occupant, or operator of the Property, under any statute, regulation, or legal theory, to liability for any damages, clean up costs, or other losses or expenses.

25.      ASSIGNMENT OF RENTS AND LEASES

     Borrower assigns to Lender and gives Lender a security interest in all leases of the Property and all rents and revenues from the Property. However, Borrower will continue to collect and use these rents and revenues as they become due and payable for so long as Borrower is not in default on this Mortgage, the Convertible Note Acquisition Agreement or the Note provided that Borrower will not accept money from any tenant for more than one month in advance. If Borrower is ever in default, however, Borrower agrees that Lender is entitled, without demand, to all such rents and revenues, which Lender will apply first, first, to previously accrued but unpaid interest under the Note; second, to late charges due under the Note; third, to amounts payable for taxes, insurance, or other advances made by Lender on Borrower's behalf, if any; fourth, to deposits that Borrower must pay, if any, for the payment of future taxes and insurance; fifth, to current interest due; and last to principal' however, such application will not cure any default.

26.      COST OF RECORDING SATISFACTION OF MORTGAGE

     At such time as Borrower will become entitled to a satisfaction of this Mortgage, then Borrower will be responsible to pay the cost of recording such Satisfaction of this Mortgage.

27.      WAIVER OF RIGHT TO JURY TRIAL

     LENDER AND BORROWER BOTH AGREE THAT NEITHER OF THEM, NOR THEIR HEIRS, SUCCESSORS, OR ASSIGNS (THE "PARTIES"), WILL SEEK A JURY TRIAL IN ANY LAW SUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED ON OR ARISING OUT OF THIS MORTGAGE, THE CONVERTIBLE NOTE ACQUISITION AGREEMENT OR THE NOTE. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY LENDER AND BORROWER, ARE A MATERIAL INDUCEMENT FOR THE LOAN, THE REPAYMENT OF WHICH IS SECURED BY THIS MORTGAGE, AND SHALL BE SUBJECT TO NO EXCEPTIONS.

Effective on the ___ day of _________________, 2000.

                                          CUIDAO HOLDING CORPORATION, a Florida
                                          corporation

                                              By:______________________________
                                                 C. Michael Fisher, President
Signed, sealed and delivered in our presence:
-------------------------------------       -----------------------------------
WITNESS                                     WITNESS

------------------------------------        -----------------------------------
(WITNESS'S PRINTED NAME)                    (WITNESS'S PRINTED NAME)

STATE OF FLORIDA

COUNTY OF BROWARD

     The foregoing instrument was acknowledged before me this ____ day of _____________, 2000 by C. Michael Fisher, President of CUIDAO HOLDING CORP., who is personally known to me, or who produced __________ _________________________
as identification, and who did (did not) take an oath and _________________________and ____________________________ as witnesses.

                                                -------------------------------
           seal                                 Notary Public
                                                My Commission Expires:_________

        EXHIBIT C TO THE SECOND CONVERTIBLE NOTE ACQUISITION AGREEMENT

Prepared by & Return to:
Mintmire & Associates
265 Sunrise Ave., Suite 204
Palm Beach, Florida 33480

                            RELEASE AND SATISFACTION

     KNOW ALL MEN BY THESE PRESENTS that the undersigned, WM PROPERTIES OF SOUTH FLORIDA, INC. acknowledges full payment of the indebtedness secured by that certain mortgage, dated ___________________, 2000, made and executed by CUIDAO HOLDING CORP. to WM PROPERTIES OF SOUTH FLORIDA INC. to secure the payment of the principal sum of FOUR HUNDRED NINETY FIVE THOUSAND UNITED STATES DOLLARS ($495,000.00), which mortgage was duly recorded on ______________,2000, in
Official Record Book ______, at Page ______, of the Public Records of Broward County, Florida, and which mortgage was secured on 2951 /2953 Simms Street, Hollywood, Florida whose legal description is as follows:

         The South 174 feet, less the East 150 feet thereof, of that portion of parcel B lying Between N. 29th Court and No. 30th Avenue, as shown on the Plat of SOUTH FLORIDA INDUSTRIAL PARK, according to the Plat thereof, recorded in Plat Book 63, Page 38 of the Public Records of Broward County, Florida.

On recordation of this instrument, the mortgage shall be and is forever discharged, and the undersigned does further release and satisfy the mortgage. The mortgage has not been assigned.

     This Release and Satisfaction was given as part of a certain Second Convertible Note Acquisition Agreement dated September 26, 2000 and held in escrow pursuant to the terms of such agreement to secure the performance of CUIDAO HOLDING CORP. under the terms thereof and the terms of a certain Mortgage Note of even date.

     IN WITNESS WHEREOF, the Mortgage Holder has executed this Release and Satisfaction effective on the ___ day of _____________, 2000.

                                           WM PROPERTIES OF SOUTH FLORIDA, INC.

                                           By:_______________________________

Signed, sealed and delivered in our presence:
-----------------------------------        ------------------------------------
WITNESS                                    WITNESS
-----------------------------------        ------------------------------------
(WITNESS'S PRINTED NAME)                   (WITNESS'S PRINTED NAME)

STATE OF FLORIDA

COUNTY OF BROWARD

     The foregoing instrument was acknowledged before me this ____ day of __________, 2000 by _____________________, President of WM PROPERTIES OF SOUTH
FLORIDA, INC., who is personally known to me, or who produced __________ _________________________ as identification, and who did (did not) take an oath and __________________________and _________________________________ as
witnesses.

                                                -------------------------------
             seal                               Notary Public

                                                My Commission Expires:_________